UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Pamrapo Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person Filing Proxy Statement, if other than Registrant)

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PAMRAPO BANCORP, INC.

611 Avenue C

Bayonne, New Jersey 07002

(201) 339-4600

March 31, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Pamrapo Bancorp, Inc. (the “Company”), the holding company for Pamrapo Savings Bank, S.L.A. (the “Bank”) that will be held on April 29, 2009, at 11:00 a.m., at Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey.

The attached Notice of Annual Meeting of Shareholders and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company as well as representatives of Beard Miller Company LLP, the Company’s independent auditors, will be present at the Annual Meeting to make a statement if they desire to do so and to respond to any questions that our shareholders may have regarding the business to be transacted.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote “FOR” each of the nominees as directors specified under Proposal I, and “FOR” Proposal II, the ratification of Beard Miller Company LLP as the Company’s auditors.

Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support. We appreciate your interest.

Sincerely,

Kenneth D. Walter
Vice President, Treasurer and Chief Financial Officer, and Interim President and
Chief Executive Officer

PAMRAPO BANCORP, INC.

611 Avenue C

Bayonne, New Jersey 07002

(201) 339-4600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 29, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Pamrapo Bancorp, Inc. (the “Company”) will be held on April 29, 2009 at 11:00 a.m., at Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey.

A proxy statement and proxy card for the Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

I.	The election of three (3) directors;

II.	The ratification of Beard Miller Company LLP as independent auditors of the Company for the fiscal year ending December 31, 2009.

In addition, such other matters as may properly come before the Annual Meeting or any adjournments thereof will be considered and voted upon at the Annual Meeting.

The Board of Directors has established March 9, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only recordholders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002, for a period of twenty days prior to the Annual Meeting and also will be available for inspection at the Annual Meeting itself. For directions to attend the Annual Meeting and vote in person, please call Investor Relations at (201) 339-4600.

By Order of the Board of Directors

Margaret Russo
Secretary

Bayonne, New Jersey

March 31, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

To Be Held on April 29, 2009

The Proxy Statement and 2008 Annual Report are available at www.pamrapo.com.

PAMRAPO BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 29, 2009

Solicitation and Voting of Proxies

This proxy statement is being furnished to shareholders of Pamrapo Bancorp, Inc. (“Pamrapo Bancorp” or the “Company”) in connection with the solicitation by the Company’s board of directors (the “Board of Directors” or the “Board”) of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 29, 2009 at 11:00 a.m., at Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey, and at any adjournments thereof. The 2008 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2008, accompanies this proxy statement, which is first being mailed to shareholders on or about March 31, 2009.

Regardless of the number of shares of common stock of Pamrapo Bancorp (“Common Stock”) owned, it is important that shareholders be represented by proxy or present in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of Pamrapo Bancorp will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted “FOR” each of the nominees as directors specified under Proposal I, and “FOR” Proposal II, the ratification of auditors.

Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy card, however, confers on the designated proxyholders discretionary authority to vote the shares of Common Stock in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your recordholder to vote personally at the Annual Meeting.

The cost of solicitation of proxies on behalf of management will be borne by Pamrapo Bancorp. In addition to the solicitation of proxies by mail, Regan & Associates, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $8,000 by the Company, including reasonable out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company and Pamrapo Savings Bank, S.L.A. (the “Bank”), without additional compensation therefore. Pamrapo Bancorp will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

The securities that may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting except as described below. The close of business on March 9, 2009 has been established by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 4,935,542 shares.

In accordance with the provisions of the Company’s certificate of incorporation as of the Record Date, record holders of Common Stock who beneficially own in excess of ten percent (10%) of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s certificate of incorporation, as of the Record Date, authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after giving effect to the Limit described above, if applicable) is necessary to constitute a quorum at the Annual Meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee or a beneficial owner holding shares at the Annual Meeting does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR” the election of the nominees proposed by the Board, or to “WITHHOLD AUTHORITY” to vote for one or more of the nominees being proposed. Under applicable law and the Company’s certificate of incorporation and bylaws, directors are elected by a plurality of votes cast, meaning the nominees receiving the greatest number of votes will be elected. Broker non-votes and proxies as to which authority to vote for one or more of the nominees being proposed is withheld will have no effect on this matter.

As to the ratification of independent auditors and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item. Under the Company’s certificate of incorporation and bylaws, unless otherwise required by law, such matters shall be determined by a majority of votes cast. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on these matters.

If you participate in the Pamrapo Savings Bank, S.L.A. Employee Stock Ownership Plan and Trust (the “ESOP”), you will receive a voting instruction form that reflects all shares you may vote under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each

ESOP participant may direct the trustee how to vote the shares of Common Stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the ESOP trustee is April 17, 2009.

Proxies solicited hereby will be returned to the proxy solicitors or the Company’s transfer agent, and will be tabulated by inspectors of election designated by the Company, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as to those persons known by management to be beneficial owners of more than 5% of the Company’s shares of Common Stock outstanding on the Record Date. Persons and groups owning in excess of 5% of the Company’s Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission (“SEC”), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Other than those persons listed below, the Company is not aware of any person or group that owns more than 5% of the Company’s Common Stock as of the Record Date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	William J. Campbell 11030 Gulfshore Drive Apt. 704 Naples, FL 33963	601,072	(1)	12.18%

(1)	Includes 15,301 shares held in Mr. Campbell’s 401(k) Plan account, 25 shares allocated to Mr. Campbell’s ESOP account and 127,401 shares held in Mr. Campbell’s IRA. Also includes 164,569 shares held by the William J. Campbell Grantor Retained Annuity Trust over which Mr. Campbell shares voting and investment power.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL I. ELECTION OF DIRECTORS

The number of directors of Pamrapo Bancorp is currently set at six (6) as of the date of the Annual Meeting. Each of the six (6) members of the Board of Directors of Pamrapo Bancorp also serves as a director of the Bank. Directors are generally elected for staggered terms of three years each, with a term of office of one class of directors expiring in each year. Directors serve until their successors are elected and qualified.

Three (3) directors have been nominated to stand for election at this year’s Annual Meeting: John A. Morecraft, Patrick D. Conaghan and Herman L. Brockman. Messrs. Morecraft and Conaghan have been nominated to serve for a three-year term expiring at the 2012 Annual Meeting or until their successors are elected and qualified. Mr. Brockman has been nominated to serve for a two-year term expiring at the 2011 Annual Meeting or until his successor is elected and qualified. Mr. Brockman was elected as director at last year’s Annual Meeting of Shareholders for a term that was to end, pursuant to the terms of the Pamrapo Savings Bank, S.L.A. Directors’ Consultation and Retirement Plan (the “Retirement Plan”), on December 23, 2008 when he turned the mandatory retirement age of 75. On December 16, 2008, the Retirement Plan was amended and the Board of Directors unanimously voted to have Mr. Brockman continue serving as a director until this Annual Meeting or until his successor is elected and qualified. In order to keep the three classes of directors as nearly equal in number as possible, as required by the Company’s Certificate of Incorporation, Mr. Brockman has been kept in his original class and nominated to hold office until the 2011 Annual Meeting or until his successor is elected and qualified.

The nominees named are presently directors of the Company and the Bank. No person being nominated by the Board of Directors as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company. Unless authority to vote for the directors is withheld, shares represented by the enclosed proxy card will be voted FOR the election of the nominees. Additionally, if you sign, date and return the proxy card without giving voting instructions, your shares will be voted FOR the election of the nominees.

In the event that any nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the other nominees named and for such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION

OF THE NOMINEES NAMED IN THIS PROPOSAL I.

Information With Respect to Nominees, Continuing Directors and Executive Officers

On February 13, 2009, William J. Campbell retired as President, Chief Executive Officer and a director of the Company and the Bank. Mr. Campbell had been with the Company and the Bank for over 40 years and had served as President and Chief Executive Officer since 1970. The Board of Directors has established a search committee that is in the process of seeking a permanent candidate to fill the position. In the interim, Kenneth D. Walter, Vice President, Treasurer and Chief Financial Officer of the Company and the Bank, has been appointed as Interim President and Chief Executive Officer of the Company and the Bank.

The following table sets forth, as of the Record Date, the names of the nominees, continuing directors and “Named Executive Officers” as defined below, their ages, a brief description of their recent business experience, including present occupations and employment, as well as the year in which each director became a director of the Bank and the year in which his term (or in the case of a nominee, his proposed term) as director of the Company expires. This table also sets forth the number of shares of Common Stock and the percentage thereof beneficially owned by each director and Named Executive Officer and all directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals. Each of the directors listed below, except for John A. Morecraft and Daniel J. Massarelli, are “independent” as currently defined in Rule 4200 of The NASDAQ Stock Market Rules (“NASDAQ Rules”).

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term	Shares of Common Stock Beneficially Owned (2)		Percent of Class
Nominees:

John A. Morecraft Vice Chairman of the Board of the Bank since 1987; Retired President of John A. Morecraft, Inc., a construction firm	87	1982	2012	150,381	(3)	3.04%

Patrick D. Conaghan Practicing attorney for law firm of Conaghan & Conaghan since 1971; Retired municipal court judge	71	2002	2012	50,500		1.02%

Herman L. Brockman Employee and former owner of Brockmans Pharmacy since 1958	75	2005	2011	25,000		*

Continuing Directors:

Daniel J. Massarelli Chairman of the Board of the Company; Chairman of the Board of the Bank since February 1987; Registered pharmacist and former owner of Massarelli Pharmacy, Inc.	77	1960	2011	209,116		4.23%

Kenneth R. Poesl President, Treasurer and owner of Ken’s Marine Service, Inc., an environmental remediation company, since 1977	58	2005	2010	70,903		1.43%

Robert G. Doria Certified Public Accountant; Partner in the firm of Donohue, Gironda & Doria, Certified Public Accountants since 1987; Tax Commissioner for the State of New Jersey Hudson County Board of Taxation since 1989	57	2005	2010	19,807		*

Name and Principal Occupation at Present and for the Past Five Years	Age	Shares of Common Stock Beneficially Owned (2)		Percent of Class
Named Executive Officers (who are not also directors):

Kenneth D. Walter (4) Vice President, Treasurer and Chief Financial Officer of the Company and the Bank since 2001; Controller from 2000 to 2001; Internal Auditor from 1988 to 2000 and Interim President and Chief Executive Officer of the Company and the Bank since 2009	45	63,667	(5)	1.29%

William J. Campbell (6) Former President and Chief Executive Officer of the Company and the Bank from 1970 to 2009	71	601,072	(7)	12.18%

Stock ownership of all directors and executive officers as a group (7 persons)	—	589,374	(8)	11.94%

*	Does not exceed 1.0% of the Company’s voting securities.
(1)	Includes years of service as a director of the Bank.
(2)	Shares of Common Stock beneficially owned, as determined in accordance with applicable SEC Rules, include shares as to which the respective individual directly or indirectly has or shares voting power (which includes the power to vote or to direct the voting of the shares) and/or investment power (which includes the power to dispose or direct the disposition of the shares).
(3)	Includes 91,156 shares held by the John A. Morecraft Inc. Profit Sharing Plan.
(4)	Mr. Walter was appointed Interim President and Chief Executive Officer following Mr. Campbell’s retirement effective February 13, 2009.
(5)	Includes 30,132 shares held in Mr. Walter’s 401(k) Plan account and 18,238 shares allocated to Mr. Walter’s ESOP account. Also includes 13,000 shares underlying stock options that are currently exercisable.
(6)	Mr. Campbell retired effective February 13, 2009.
(7)	Includes 15,301 shares held in Mr. Campbell’s 401(k) Plan account, 25 shares allocated to Mr. Campbell’s ESOP account and 127,401 shares held in Mr. Campbell’s IRA. Also includes 164,569 shares held by the William J. Campbell Grantor Retained Annuity Trust over which Mr. Campbell shares voting and investment power.
(8)	Does not include shares beneficially owned by Mr. Campbell, who retired on February 13, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all of its officers, directors and greater than ten percent beneficial owners complied with applicable filing requirements, except that: Robert G. Doria filed a late Form 4 on February 13, 2008 to report a purchase of Common Stock by his children on August 1, 2006 and a late Form 4 on November 10, 2008 to report a purchase of Common Stock on November 6, 2008; John A. Morecraft filed a late Form 4 on June 17, 2008 to report five sales of Common Stock on March 7, 2008; and William J. Campbell filed a late Form 4 on March 11, 2009 to report a purchase of Common Stock from the William J. Campbell Grantor Retained Annuity Trust (“Trust”) and the corresponding sale by the Trust on February 2, 2009.

Meetings of the Board and Committees of the Board

The Board of Directors of the Company held six (6) meetings in 2008. The Board of Directors of the Bank held 13 meetings in 2008. The Board of Directors of the Bank maintains an Executive Committee and jointly maintains an Audit Committee with the Company. No director of the Company attended fewer than seventy-five percent (75%) of the aggregate of the total number of Board meetings held and the total number of committee meetings on which such director served during 2008.

Audit Committee

The Audit Committee of the Company and the Bank consists of Patrick D. Conaghan (Chairman), Herman L. Brockman and Robert G. Doria. The Company’s Board of Directors has determined that all of the members of the Audit Committee are “independent directors” as currently defined in Rule 4200 of the NASDAQ Rules and that Robert G. Doria is the “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee of the Company met 12 times during 2008. The Audit Committee of the Bank met 13 times during 2008. These committees are responsible for reporting to the Board on the general financial condition of the Company and the Bank and the results of the annual audit, and are responsible for ensuring that the Company’s and the Bank’s activities are conducted in accordance with applicable laws and regulations.

The Audit Committee operates under a written charter, a copy of which was included as Appendix A to the Company’s 2008 annual meeting proxy statement. The Audit Committee will reassess the adequacy of the Audit Committee charter on at least an annual basis.

Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

In accordance with its written charter, the Audit Committee of the Board of Directors (the “Committee”) assists the Board of Directors by fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the Bank and their systems of internal controls.

The Committee received from its independent accountants the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, discussed with the accountants any relationships that may impact their objectivity and independence, and satisfied itself as to the accountants’ independence.

The Committee reviewed with the Company’s internal auditors and independent accountants the overall scope and plans for their respective audits and the results of internal audit examinations. The Committee also discussed with management, the internal auditors and the independent accountants, the quality and adequacy of the Company’s internal controls and the overall quality of the Company’s financial reporting process.

The Committee discussed and reviewed with its independent accountants communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent accountants’ examination of the consolidated financial statements. In addition, the Committee considered the compatibility of non-auditing services provided to the Company and the Bank with the accountants’ independence in performing their auditing functions.

The Committee reviewed and discussed interim financial information contained in each quarterly report and earnings announcement with management and independent accountants prior to public release as necessary. The Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2008, with management and the independent accountants. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent accountants have the responsibility for the audit of those statements.

Based on the above mentioned reviews and discussions with management and the independent accountants, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC. The Committee also recommended the reappointment, subject to shareholder ratification, of the independent accountants, and the Board of Directors concurs with such recommendation.

The Audit Committee

Patrick D. Conaghan (Chairman)	Herman L. Brockman	Robert G. Doria

Director Nominations

The Company does not have a standing nominating committee. In accordance with Rule 4350 of the NASDAQ Rules, director nominees are either selected or recommended for the Board’s selection, by a majority of the independent members of the Board of Directors. The Board of Directors believes that the independent members of the Board of Directors can satisfactorily carry out the responsibility of properly selecting or approving nominees for the Board of Directors without the formation of a standing nominating committee. The members of the Board of Directors who participate in the consideration of director nominees are Patrick D. Conaghan, Herman L. Brockman, Robert G. Doria and Kenneth R. Poesl. In accordance with Rule 4200 of the NASDAQ Rules, all such board members are independent. As there is no standing nominating committee, the Company does not have a nominating committee charter in place.

The Company does not have a policy with regard to the consideration of any director candidates recommended by shareholders. The Board of Directors believes a policy specific to candidates recommended by shareholders is not necessary because the Board follows the same evaluation procedures whether a candidate is recommended by directors or shareholders. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders for nominees.

Nominations by shareholders must comply with certain procedural and informational requirements set forth in the Company’s bylaws. The bylaws require all nominations for election to the Board of Directors to be made at a meeting of shareholders at which directors are to be elected and only by a shareholder who has complied with the notice procedures set forth in the bylaws. Nominations for directors by shareholders must be made in writing and received by the Secretary of the Company not less than 30 days prior to the date of the meeting; provided, however, that if less than 40 days’ notice or prior public disclosure of the meeting is given to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed or public disclosure was made. The shareholder’s written notice must set forth certain information specified in the Company’s bylaws. The Company did not receive any shareholder nominations with respect to this Annual Meeting.

In identifying and evaluating nominees for director, the Board considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly-held company. To the extent the Board does not have enough information to evaluate a candidate, the Board may send a questionnaire to the candidate for completion in enough time for Board consideration. The Board will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, an “independent director,” within the meaning of the NASDAQ Rules, designated by the Board will then initiate the search, working with staff support and seeking input from other directors and senior management, and considering nominees previously submitted by shareholders. An initial slate of candidates satisfying the qualifications set forth above will then be identified and presented to the independent directors. The independent directors will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the independent members of the board of directors will interview the prospective candidates. Evaluations and recommendations of the interviewers will be submitted to the whole Board for final evaluation.

The Board will meet to consider such information and to select candidates for appointment to the Board at the annual meeting. The Board of Directors met once during the past fiscal year in its nominating capacity.

Directors are encouraged to attend the annual meetings of shareholders. All the members of the Board of Directors attended the prior year’s annual meeting.

Security Holder Communications with the Board of Directors

The Company has established procedures for security holders to communicate directly with the Board of Directors on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 611 Avenue C, Bayonne, New Jersey 07002. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such shareholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

Directors’ Compensation

Directors’ Fees. The Company is the parent company of the Bank. It is responsible for establishing and paying the fees to the directors of the Company and Bank. During fiscal 2008, directors of the Bank received an annual retainer of $20,000. Directors of the Company receive $500 for each Board of Directors meeting of the Company attended. Directors of the Bank receive $650 for each Board meeting attended and $550 for each committee meeting attended, except for the Chairman of the Board, who receives $750 for each Board meeting attended and $650 for each committee meeting attended. The Chairman of the Audit Committee receives $1,000 for each meeting attended and the members of the Audit Committee receive $650 for each Audit Committee meeting attended. Directors who are also full time employees of the Bank receive no fees for attending meetings or other compensation in their capacity as directors.

Other Compensation. In addition to their directors’ fees, Messrs. Massarelli and Morecraft, who participate in inspections made in the course of the loan application process of the Bank, are compensated $150 for every inspection made in Bayonne, New Jersey and $250 for every inspection made outside of the Bayonne area, plus a mileage allowance. Each received $32,875 for inspections during fiscal 2008.

Directors’ Consultation and Retirement Plan. The Pamrapo Savings Bank, S.L.A. Directors’ Consultation and Retirement Plan (the “Retirement Plan”) was amended and restated on December 16, 2008. Under the amended and restated Retirement Plan, a director who is not an officer or employee of the Bank and who has served as a director for at least ten years will be eligible, upon retirement, to receive $13,900 annually for a period of five years. Notwithstanding the foregoing, in the event of death of the retired director, payments will cease immediately. In the event of a change in control of the Bank, as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, each retired director that is a participant under the Retirement Plan will receive a single lump sum payment of $13,900 within seven (7) days following the change in control.

Director Compensation Table

The following table provides information regarding director compensation in 2008.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Herman L. Brockman	48,600	—	—	—	—	—		48,600
William J. Campbell (1)	—	—	—	—	—	—		—
Patrick D. Conaghan	56,500	—	—	—	—	—		56,500
Robert G. Doria	52,700	—	—	—	—	—		52,700
Daniel J. Massarelli	56,800	—	—	—	—	32,875	(2)	89,675
John A. Morecraft	39,050	—	—	—	—	32,875	(2)	71,925
Francis J. O’Donnell	21,150	—	—	—	—	—		21,150
Kenneth R. Poesl	35,300	—	—	—	—	—		35,300

(1)	Mr. Campbell retired effective February 13, 2009. During 2008, Mr. Campbell was the only employee director on the board. No compensation was paid to Mr. Campbell for his service as a director. Mr. Campbell’s compensation for his role as President and Chief Executive Officer during 2008 is disclosed in the Summary Compensation Table and related disclosure with respect to Named Executive Officer compensation, which is included elsewhere in this proxy statement.
(2)	Messrs. Massarelli and Morecraft, who participate in inspections made in the course of the loan application process of the Bank, are compensated $150 for every inspection made in Bayonne, New Jersey and $250 for every inspection made outside of the Bayonne area, plus a mileage allowance. Each received $32,875 for inspections during fiscal 2008.

Executive Compensation and Related Information

Personnel Committee. The Company is the parent company of the Bank. It does not pay any cash compensation to the executive officers of the Company. Therefore, the Company does not maintain a compensation committee.

Authority, Processes and Procedures. The Personnel Committee (the “Personnel Committee”) consists of Patrick D. Conaghan (Chairman), Herman Brockman and Kenneth R. Poesl. Each member of the Personnel Committee is “independent” as defined by the NASDAQ Rules. The Personnel Committee met two (2) times during 2008. The Personnel Committee operates without a charter. The Personnel Committee of the Board of Directors of the Bank is responsible for establishing the compensation levels and benefits for executive officers of the Bank who also serve as executive officers of the Company and for reviewing recommendations of management for compensation and benefits for other officers and employees of the Bank.

Report of the Personnel Committee

The following Report of the Personnel Committee shall not be deemed to be soliciting material or filed with the Securities and Exchange Commission and is not incorporated by reference into any of the Company’s previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by the Company in any such filing.

The Personnel Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and those discussions, the Personnel Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and this proxy statement.

Personnel Committee

Patrick D. Conaghan (Chairman)	Herman L. Brockman	Kenneth R. Poesl

Compensation Discussion and Analysis

Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s principal executive officer, the principal financial officer, and the other three most highly compensated executive officers of the Company. The disclosure requirements for these Named Executive Officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Personnel Committee of the Bank at the direction of the Board of Directors has prepared the following report for inclusion in this proxy statement.

Introduction. In this Compensation Disclosure and Analysis (“CD&A”), we outline our policies relative to executive compensation. The proxy statement under the heading “Executive Compensation Tables” contains specific information about the compensation earned or paid in 2008 to William J. Campbell, the Company’s former President and Chief Executive Officer, and Kenneth D. Walter, the Company’s Vice President, Treasurer and Chief Financial Officer, and Interim President and Chief Executive Officer, referred to as “Named Executive Officers.”

Our Compensation Objectives and the Focus of Our Compensation Rewards. The Company has the following goals for compensation programs impacting the executive officers of the Company and the Bank:

•	Reward and retain executives with the ability to perform at a high level thereby enhancing stockholder value; and

•	Provide a competitive compensation package relative to the Company’s industry peers.

•	The basic elements of compensation the committee determines are salary, bonuses and long-term incentive compensation.

Determination of Compensation

Base Salary. In setting Executive Officers’ salaries for 2008, consideration was given to the overall performance of the Company leading to 2008, focusing on return on assets, return on equity, the efficiency ratio and bottom line results. Consideration was given to the competitive environment for executives of thrift institutions in our geographic area.

Incentive Compensation. Bonuses are discretionary, subjective in nature and are not based upon a specific formula. Bonuses are generally granted to Named Executive Officers based on the annual financial performance of the Bank and the individual performance of the executive. 2008 year-end bonuses for the Named Executive Officers were determined after giving consideration to the Company’s operating results for the year. Bonuses were determined by the Personnel Committee in November 2008. Mr. Campbell and Mr. Walter were awarded bonuses of $59,600 and $23,800, respectively. These amounts were lower than the bonuses awarded in 2007.

Stock Options and Stock Awards. The Company believes that the granting of options and stock awards, under the Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan, is the most appropriate form of long-term compensation to executive officers, since it believes that equity interests in the Company held by executive officers aligns the interests of shareholders and management. Stock options and stock awards are discretionary and are limited by the terms and conditions of the Plan. There were no options or awards granted in 2008 to either Mr. Campbell or Mr. Walter. The Company has not awarded any options to the Named Executive Officers since 2004. The decision not to award options and stock awards has primarily related to the thin liquidity of the Company’s stock, which limits the value of the incentive represented by awards, while incurring significant compensation accounting expense.

All Other Compensation. All other compensation for the Named Executive Officers includes 401(k) matching contributions, country club memberships and/or use of a company car. The 401(k) matching contribution for all eligible employees of the Company is 25% of the first 10% of compensation. The use of a company car and country club membership is similar to benefits provided by other companies in the industry. These amounts for Mr. Campbell during 2008 are as follows: $3,240 401(k) matching contributions, $19,268 car allowance and $6,033 country club membership. These amounts for Mr. Walter during 2008 are as follows: $3,239 401(k) matching contributions and $10,881 country club membership.

Summary of Cash and Certain Other Compensation

The following table provides information regarding the compensation, for the years ending December 31, 2008, 2007, and 2006, paid or accrued for those years, to the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kenneth D. Walter Vice President, Treasurer and Chief Financial Officer, and Interim President and Chief Executive Officer	2008	137,597	23,822	—	—	—	16,365	15,620	(1)	193,404
	2007	135,000	27,071	—	—	—	14,235	14,000		190,306
	2006	120,866	27,071	—	—	—	15,193	16,040		179,170

William J. Campbell (2) Former President and Chief Executive Officer	2008	448,462	59,556	—	—	—	(47,739)	31,041	(3)	491,320
	2007	440,000	75,798	—	—	—	(34,115)	33,193		514,876
	2006	423,846	75,798	—	—	—	(23,667)	38,214		514,191

(1)	Figure given includes 401(k) match of $3,239, country club dues of $10,881, and $1,500 for services rendered to the Company.
(2)	Mr. Campbell retired effective February 13, 2009.
(3)	Figure given includes 401(k) match of $3,240, a car allowance of $19,268, country club dues of $6,033 and $2,500 for services rendered to the Company.

In addition, executive officers participate in other benefit plans available to all employees including the ESOP and the 401(k) Plan.

Employment Agreements

During fiscal 2008, the Company and the Bank had employment agreements with William J. Campbell, former President, Chief Executive Officer and director of the Company and the Bank. Mr. Campbell retired effective February 13, 2009.

On October 23, 2007, the Company and the Bank entered into amended and restated employment agreements with William J. Campbell, former President and Chief Executive Officer of the Company and the Bank (“Employment Agreements”). The Employment Agreements amended and restated the employment agreements by and between the Company and the Bank and Mr. Campbell dated November 10, 1989. The Employment Agreements each provided for a term of 36 full calendar months. On each anniversary date of the Employment Agreements, the Employment Agreements automatically renewed for an additional year, unless written notice of non-renewal was provided to Mr. Campbell that his employment would end at the end of 36 months following the next anniversary date.

Under the terms of the Employment Agreements, if Mr. Campbell had been terminated for cause, the Company and the Bank would have no further obligation to him, and his right to receive compensation or other benefits would cease. If the Company or the Bank had terminated Mr. Campbell’s employment for reasons other than for cause, as defined in the Employment Agreements, or if Mr. Campbell resigned upon a material lessening of his functions, duties or responsibilities, or a breach of the Employment Agreements by the Company or the Bank, Mr. Campbell or, in the event of his death, his beneficiary as the case may be, would have been entitled to a severance payment equal to the greater of (i) three times Mr. Campbell’s average annual compensation over the previous three years, or (ii) the payments owed for the remaining term of the Employment Agreements (“Severance Payment”). The Company and the Bank also would have continued his life, health and disability coverage for the remaining term of the Employment Agreements or, if earlier, until he was employed by another employer. In addition, in such event, Mr. Campbell would have been entitled to a gross-up payment to cover applicable excise taxes if any of the benefits were considered “excess parachute payments” under Sections 280G and 4999 of the Code such that the net amount retained by Mr. Campbell after deduction of the excise and other applicable taxes would have been equal to the amount of benefits due to Mr. Campbell under the Employment Agreements (“Gross-up Payment”).

In the event a change in control of the Company or the Bank, as defined in the Employment Agreements, occurred prior to Mr. Campbell’s retirement, Mr. Campbell would have been entitled to (i) a payment equal to three times his average annual compensation over the previous three years paid to him under the Employment Agreements (“Change in Control Payment”), and (ii) a Gross-up Payment as described above.

In the event of an event triggering either a Severance Payment or a Change in Control Payment prior to Mr. Campbell’s retirement, based on his annual compensation as of December 31, 2008, Mr. Campbell would have received a payment of approximately $1,626,062. Based on his annual compensation as of December 31, 2008, Mr. Campbell also would have received a Gross-up Payment of approximately $567,599. Under the Employment Agreement with the Company, any payments or benefits paid under the Employment Agreement with the Bank would have been deemed to satisfy the corresponding obligations of the Company under the Employment Agreement with the Company.

As noted above, on February 13, 2009, Mr. Campbell retired as President, Chief Executive Officer and a director of the Company and the Bank. Upon retirement, the Employment Agreements provide Mr. Campbell with continued life and health coverage for the remainder of his life. In addition, the Employment Agreements provide that upon retirement Mr. Campbell shall be entitled to all benefits under any retirement plan of the Company and the Bank, including the Pamrapo Savings Bank, S.L.A. Pension Plan, the Supplemental Executive Retirement Plan, the ESOP and the 401(k) Plan. Such benefits, however, are conditioned on Mr. Campbell’s compliance with plan terms that require that Mr. Campbell, for a full year after the termination of the Employment Agreements, upon reasonable notice, furnish information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

Change in Control Agreement

On October 23, 2007, the Company entered into an amended and restated change in control agreement with Kenneth D. Walter, Chief Financial Officer, Vice-President and Treasurer, and Interim President and Chief Executive Officer of the Company (“Change in Control Agreement”). The Change in Control Agreement amends and restates the change in control agreement by and between the Company and Mr. Walter dated January 1, 2002. The Change in Control Agreement is for a term of 36 full calendar months, which term is extended for one day each day until either the board of directors or Mr. Walter elects not to extend the term by providing written notice, in which case the term of the Change in Control Agreement will end on the third anniversary of the date of such notice.

Mr. Walter’s Change in Control Agreement provides that if there is a change in control of the Company or the Bank, as defined in the Change in Control Agreement, Mr. Walter, or in the event of his subsequent death his beneficiary, as the case may be, will be entitled to receive a payment in an amount equal to three times his respective average annual compensation for the three previous years of his employment with the Company and the Bank. Certain insurance coverage maintained by the Bank at the time of any such termination would be continued for a three-year period. If a change in control were to occur, based on his current annual compensation, the amount payable to Mr. Walter would be approximately $517,230. As noted above, in such event, Mr. Walter would also be entitled to a gross-up payment to cover applicable excise taxes if any of the termination benefits were considered “excess parachute payments” under Section 280G and 4999 of the Code, such that the net amount retained by Mr. Walter after deduction of the excise and other applicable taxes would be equal to the amount of benefits due to Mr. Walter under the Change in Control Agreement. Based on his current annual compensation, Mr. Walter would receive a gross up payment of approximately $162,764.

2003 Stock-Based Incentive Plan

In 2003, the Company adopted and shareholders approved the Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan (the “2003 Plan”). The 2003 Plan provides stock-based benefits both to attract people of experience and ability and to retain existing officers and employees. The granting of stock-based benefits provides officers and employees with additional incentive in the form of a proprietary interest in the Company and is an important component of the Company’s overall compensation strategy. The Company did not make any awards under the 2003 Plan during 2008.

Grants of Plan Based Awards

During 2008, our Named Executive Officers did not receive any awards under any equity incentive plan or non-equity incentive plan.

Options Exercises and Stock Vested in 2008

During 2008, none of our Named Executive Officers exercised any stock options. In addition, none of the Named Executive Officers held any stock awards that vested during 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table provides information on the current holdings of stock options and stock awards by the Named Executive Officers.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth D. Walter	5,431	—	—	$18.41	6/24/13	—	—	—	—
	4,569	—	—	$18.41	6/24/14	—	—	—	—
	3,000	—	—	$29.25	3/23/15	—	—	—	—

William J. Campbell(1)	—	—	—	—	—	—	—	—	—

(1)	Mr. Campbell retired effective February 13, 2009.

Pension Benefits in Fiscal 2008

Pension Plan

The Bank maintains the Pamrapo Savings Bank, S.L.A. Pension Plan (the “Pension Plan”), which is a defined benefit pension plan, for the benefit of salaried employees employed by the Bank who have attained age 21 and completed one thousand hours of service during the plan year or the 12 month period following the commencement of the employee’s employment. A participant’s right to benefits under the Pension Plan is fully vested at age 65 (the normal retirement age). The annual normal retirement benefit is equal to the sum of (i) 1.1% of the participant’s average annual earnings not in excess of his or her covered compensation, multiplied by the participant’s credited service and (ii) 1.5% of the participant’s average annual earnings in excess of his or her covered compensation, multiplied by the participant’s credited service. Under the Pension Plan’s funding method, the actuarial present value of projected benefits of each individual is allocated on a level basis over the expected future earnings period through the assumed retirement date.

Mr. Campbell retired effective February 13, 2009 and, as a result, is entitled under the Pension Plan to either a single lump sum payment of approximately $2,838,190 or one of the following actuarially equivalent monthly benefits: (i) straight life annuity payments of approximately $22,363 beginning on retirement; (ii) joint and survivor annuity payments of approximately $19,299, $18,047 or $16,951, depending on the election; or (iii) period certain and life payments of approximately $21,267, $18,903 or $16,504, depending on the election.

Supplemental Executive Retirement Plan

The Bank has a Supplemental Executive Retirement Plan (“SERP”) for the benefit of key employees of the Bank. This plan is intended to constitute a non-qualified, deferred retirement plan. Persons eligible to participate are designated by the Board of Directors from time to time and upon terms and conditions as the Board of Directors shall agree upon. A participant who retires at age 65 (the “Normal Retirement Age”) is entitled to an annual retirement benefit equal to seventy-five percent (75%) of his compensation, at the effective date of retirement, reduced by his Pension Plan annual benefit plus an amount equal to any reduction in Company contributions on behalf of the participant resulting from limitations mandated by the Code. Participants retiring before the Normal Retirement Age will receive the same benefits reduced by a percentage based on years of service to the Bank and the number of years prior to the Normal Retirement Age that the participant retires. If, after commencement of benefits, it is determined that any participant in the SERP has committed an act or acts of fraud, embezzlement of proven dishonesty, the participant’s benefits shall be terminated.

In 1997, the SERP was amended so that should Mr. Campbell receive benefits under the SERP, such benefits would be payable to him for a period of fifteen (15) years certain. Mr. Campbell retired effective February 13, 2009 and, as a result, he or, in the event of his death, his beneficiary is entitled to a monthly payment of approximately $31,647, pursuant to the SERP, beginning on March 1, 2009 until the year 2024. This amount is based on Mr. Campbell’s annual retirement benefit, pursuant to the SERP, in the amount of $300,000 reduced by the amount of his Pension Plan annual benefit.

The table below sets forth information on the pension benefits for Named Executive Officers under each of the following plans:

Pension Benefits in Fiscal 2008

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Kenneth D. Walter	Pamrapo Savings Bank, S.L.A. Pension Plan	22	89,062	—

William J. Campbell (1)	Pamrapo Savings Bank, S.L.A. Pension Plan	45	2,193,836	—

William J. Campbell (1)	Pamrapo Savings Bank, S.L.A. SERP	45	387,311	—

(1)	Mr. Campbell retired effective February 13, 2009.

Indebtedness of Management and Transactions With Certain Related Persons

In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to its officers, directors and employees. Loans to executive officers and directors are made in the ordinary course of business, on substantially the same terms including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

PROPOSAL II. RATIFICATION OF INDEPENDENT AUDITORS

The Company’s independent auditors for the fiscal year ended December 31, 2008 were the registered public accounting firm Beard Miller Company LLP (“Beard Miller”). The Audit Committee of the Company’s Board of Directors has reappointed Beard Miller as the Company’s independent auditors for the fiscal year ending December 31, 2009.

Although the Company’s bylaws do not require the submission of the selection of independent auditors to the shareholders for approval, the Board of Directors believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit Committee. Neither the Audit Committee nor the Board will be bound by the shareholders’ vote at the meeting, but if the shareholders fail to ratify the independent auditors selected by the Audit Committee, the Audit Committee may reconsider its selection.

Representatives of Beard Miller are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

The aggregate fees billed by Beard Miller for the last two fiscal years ended December 31, 2008 and 2007 were as follows:

	2008	2007
Audit Fees:	$158,500	$143,220
Audit-Related Fees:(1)	$26,000	$26,000
Tax Fees:(2)	$15,000	$15,000
All Other Fees:	$—	—

(1)	Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of financial statements included in Forms 10-Q and services normally provided in connection with statutory and regulatory filings, i.e. attest services required by Section 404 of the Sarbanes-Oxley Act, including out-of-pocket expenses.
(2)	Tax fees include the preparation of state and federal tax returns.

All audit, audit-related, tax and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Beard Miller was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee charter requires that the Audit Committee pre-approve all audit and non-audit engagement fees, and terms and services in a manner consistent with the Sarbanes-Oxley Act of 2002. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the authority to grant any pre-approvals to one or more members of the Audit Committee, provided that such member reports any pre-approvals to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to Patrick D. Conaghan, the Chairman of the Audit Committee.

Unless marked to the contrary or properly executed but returned blank, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of Beard Miller Company LLP as the independent auditors of the Company.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR RATIFICATION OF THE APPOINTMENT OF BEARD MILLER COMPANY LLP

AS THE INDEPENDENT AUDITORS OF THE COMPANY.

ADDITIONAL INFORMATION

Shareholder Proposals For Annual Meeting Held in 2010

To be included in the proxy statement and form of proxy for the annual meeting of shareholders to be held in 2010 a shareholder proposal must be received by the Secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Shareholders, not later than December 1, 2009. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

The bylaws of the Company provide an advance notice procedure for certain business to be brought before the Annual Meeting. In order for a shareholder to properly bring business before the Annual Meeting, the shareholder must give written notice to the Secretary of the Company not less than thirty (30) days before the time originally fixed for such meeting; provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the shareholder’s name, record address and the class and number of shares owned by the shareholder, and describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the shareholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided.

Although the bylaw provisions do not give the Board of Directors any power to approve or disapprove of shareholder nominations for the election of directors or any other business desired by a shareholder to be conducted at the Annual Meeting, the bylaw provisions may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company, even if the conduct of such business or such attempt might be beneficial to the Company and its shareholders.

Other Matters Which May Properly Come Before the Meeting

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy promptly. If you are present at the Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

A COPY OF THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, PAMRAPO BANCORP, INC., 611 AVENUE C, BAYONNE, NEW JERSEY 07002.

By Order of the Board of Directors

Margaret Russo
Secretary

Bayonne, New Jersey

March 31, 2009

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU HAD PLANNED TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PAMRAPO BANCORP, INC.			For	With- hold	For All Except

PROXY FOR ANNUAL MEETING TO BE HELD ON APRIL 29, 2009

THIS PROXY IS BEING SOLICITED ON

BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of PAMRAPO BANCORP, INC., a New Jersey corporation (the “Company”), hereby constitute(s) and appoint(s) the Board of Directors, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of the Company to be held at Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey, on April 29, 2009 at 11 a.m. (local time), and any adjournment(s) thereof, all of the shares of stock which the undersigned would be entitled to vote if then personally present at such meeting in the manner specified and on any other business as may properly come before the meeting.

			1.	Election of directors of both nominees listed (except as marked to the contrary below):	☐	☐	☐

John A. Morecraft, Patrick D. Conaghan

and Herman L. Brockman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

					For	Against	Abstain
			2.	Ratification of Beard Miller Company LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

The Board of Directors recommends a vote “FOR” each of the director nominees in Proposal 1 and “FOR” Proposal 2.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREON. IF NO INSTRUCTIONS ARE GIVEN,THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AS DIRECTORS UNDER PROPOSAL 1 FOR PROPOSAL 2, AND AT THE PROXIES’ DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and 2008 Annual Report are available at www.pamrapo.com
	Please be sure to date and sign this proxy card in the box below.	Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

PAMRAPO BANCORP, INC.

The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated March 31, 2009.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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